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                                                                   EXHIBIT 10.25

                                 FIRST AMENDMENT
                                 ---------------
                                       TO
                                       --
                              EMPLOYMENT AGREEMENT
                              --------------------

          This First Amendment to Employment Agreement (this "Amendment"), effective as of November 5, 2001, is entered into by and between St. John Knits, Inc., a California corporation ("Company"), and Bruce Fetter, an individual ("Executive"), and amends terms of that certain Employment Agreement, dated as of January 1, 2001, between the Company and Executive (the "Agreement"). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the Agreement).

     1. Section 1.1 of the Agreement shall be amended to delete the words "Executive Vice President and Chief Operating Officer" and replace it with "Co-President and Chief Operating Officer".

     2. Section 1.2 of the Agreement shall be amended so that the term of the Agreement is extended and will now terminate as of December 31, 2002.

     3. Section 2.1 of the Agreement shall be amended to reflect an increase in the Base Salary from $425,000 to $650,000.

     4. Section 2.5 of the Agreement shall be amended to reflect the change of vacation weeks from "three (3)" to "four (4)".

     5. Section 4.5(b)(i) and (ii) shall be deleted and replaced with the following:

          "(i) salary continuation in an amount equal to Executive's Base Salary for a period equal to twelve (12) months, said sum to be paid semi-monthly in equal installments at the times salary payments are usually made; and

          (ii) health insurance coverage as then in effect for Executive, his or her spouse and dependent children for a period equal to twelve (12) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA."

     6. The first sentence of the full paragraph following Section 4.5(b)(ii) shall be deleted and replaced with the following:

          "The above periods of salary and health insurance coverage continuation shall be extended up to a total of eighteen (18) months, but only in the event Executive is terminated by the Company without Cause or Executive terminates this Agreement for Good Reason within twelve (12) months of a Change in Control or if after a Change in Control this Agreement expires after its term without the Company renewing or

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    extending the term for another year."


       7. Section 5.1 of the Agreement shall be amended to reflect the change in notice address of Executive to:

          Bruce Fetter
          c/o St. John Knits, Inc.
          17622 Armstrong Avenue
          Irvine, California 92614
          Facsimile (949) 399-8205

       8. All other terms and conditions of the Agreement shall remain the same.

       9. All the provisions contained in Article V of the Agreement are incorporated into this Amendment by this reference.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                   "Company"

                                   St. John Knits, Inc.,
                                   a California corporation


                                   By: /s/ Bob Gray
                                       ------------------------------------
                                       Bob Gray
                                       Chief Executive Officer


                                   "Executive"


                                   /s/ Bruce Fetter
                                   ----------------------------------------
                                   Bruce Fetter

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